UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 15, 2021
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Payroll Support Program 2

On January 15, 2021, JetBlue Airways Corporation (“JetBlue”) entered into a Payroll Support Program Extension Agreement (the “PSP Extension Agreement”) with the United States Department of the Treasury (“Treasury”) governing its participation in the federal Payroll Support Program for passenger air carriers under the United States Consolidated Appropriations Act, 2021 (the “Payroll Support Program 2”). In April 2020 and September 2020, JetBlue previously received funding under the Payroll Support Program (the “Initial Payroll Support Payment”) pursuant to a separate Payroll Support Program Agreement, warrant agreement and promissory note, as amended and supplemented, under the United States Coronavirus Aid, Relief, and Economic Security Act.

Pursuant to the Payroll Support Program 2, on January 15, 2021, Treasury provided to JetBlue a payment of approximately $252 million (the “Payroll Support Payment”) under the PSP Extension Agreement. The Payroll Support Payment includes a grant of approximately $206 million and a loan of approximately $46 million, evidenced by a promissory note issued by JetBlue to Treasury (the “Promissory Note”). In consideration for the Payroll Support Payment, on January 15, 2021, JetBlue also issued to Treasury warrants to purchase 316,583 shares of JetBlue’s common stock, $0.01 par value per share, at an exercise price of $14.43 per share (the “Warrants”), pursuant to a warrant agreement, dated January 15, 2021, with Treasury (the “Warrant Agreement”). The Promissory Note will mature 10 years after issuance and the Warrants will expire five years after issuance. The Promissory Note bears interest on the principal amount outstanding from time to time at an annual rate of 1.00% until January 15, 2026, and the Applicable SOFR Rate (as defined in the Promissory Note) plus 2.00% thereafter until January 15, 2031. Interest is payable in arrears on the last business day of March and September of each year, beginning on March 31, 2021.

Except as stated above, the terms of the PSP Extension Agreement, Warrant Agreement, Warrants and Promissory Note are materially identical to those entered into in connection with the Initial Payroll Support Payment, and the Warrants were issued using the same exemption under the Securities Act of 1933, as amended, as the warrants issued in connection with the Initial Payroll Support Payment, in each case, as further described in JetBlue’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 24, 2020 and October 1, 2020. In connection with JetBlue’s participation in the Payroll Support Program 2, JetBlue may also be entitled to receive an additional disbursement of up to $252 million, including a loan of up to $76 million (with respect to which JetBlue would issue to Treasury additional warrants to purchase common stock).

CARES Act Loan Agreement Amendment

As previously disclosed, on September 29, 2020, the Company entered into a Loan and Guarantee Agreement (the “Loan Agreement”) with Treasury, which provided for a secured term loan facility that permitted the Company to borrow up to $1.14 billion. On September 29, 2020, the Company borrowed an initial amount of $115 million. Subsequently, on November 3, 2020, the Company entered into an amendment to the Loan Agreement, which increased the borrowing amount to up to $1.95 billion.

On January 15, 2021, the Company and Treasury entered into a letter agreement further amending the Loan Agreement providing for an extension of the deadline pursuant to which the Company may, at its option, borrow additional amounts, from March 26, 2021 to May 28, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above regarding the Promissory Note and the CARES Act Loan Agreement Amendment are incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	January 22, 2021	By:	/s/ Alexander Chatkewitz
Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)